UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2005

MIKOHN GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	00-22752	88-0218876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686
Las Vegas, NV	89119-8686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(702) 896-3890

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2005, the Board of Directors of Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation (the “Company”), approved a 2005 Incentive Compensation Plan for its executive officers (the “2005 Incentive Compensation Plan”). The structure of the 2005 Incentive Compensation Plan is substantially identical to the structure utilized by the Company’s for its 2004 Incentive Compensation Plan (the “2004 Incentive Compensation Plan”). For Mr. Russel McMeekin, President and Chief Executive Officer, Mr. Michael A. Sicuro, Executive Vice President, Chief Financial Officer, Treasurer and Secretary and Mr. Mike Dreitzer, Executive Vice President and General Counsel, the 2004 Incentive Compensation Plan provided certain target levels for revenue, EBITDA and earnings per share which, if reached, would result in bonus awards, as well as specific stock option grants and restricted stock awards (with the exception that Mr. Dreitzer’s plan did not contemplate a grant of restricted stock). For Mr. McMeekin, the cash bonus award would be either 60% or 125% of his base salary, for Mr. Sicuro 60% or 100% and for Mr. Dreitzer 60% or 80%. For Robert J. Parente, Executive Vice President, Sales and Neil Crossan, Executive Vice President, International, the 2004 Incentive Compensation Plan contained sales targets which, if reached, would result in cash payment awards. The 2005 Incentive Compensation Plan provides similar target levels for revenue, EBITDA and earnings per share, as well as related potential cash bonus payments, option grants and restricted stock awards.

The 2004 Incentive Compensation Plan also established three-year cumulative targets for Mr. McMeekin and Mr. Sicuro for revenue, EBITDA and earnings per share which, if reached would result in one-time bonus awards of 100% or 150% for Mr. McMeekin and 80% or 125% for Mr. Sicuro, of their base salaries, as well as additional grants of stock options and restricted stock.

The Company expects to continue in 2005 the manner in which compensation was paid to its non-employee directors during 2004, which was as follows:

Retainer
Regular Member	$2,000 per month
Committee Chairmen	$4,000 per month
Chairman of the Board	$5,000 per month

Regular Board Meeting Fees -
Regular members	$3,000 per meeting
Chairman of the Board	$5,000 per meeting

Committee Meeting Fees -
Regular Members	$2,000 per meeting
Chairmen	$4,000 per meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION

Date: March 7, 2005	/s/ Michael A. Sicuro
Michael A. Sicuro Executive Vice President, Chief Financial Officer, Treasurer and Secretary